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                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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     Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                              --------------------

                              SOFTNET SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

                              --------------------

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVESTOR AND MEDIA CONTACT:
George L. Hernandez
SoftNet Systems, Inc.
415-354-3904
investors@softnet.com

SOFTNET SYSTEMS, INC. ANNOUNCES SPECIAL MEETING OF STOCKHOLDERS

SAN FRANCISCO--September 30, 2002--SoftNet Systems, Inc. (the "Company") (Nasdaq: SOFN - news), today announced that it has set a date of November 14, 2002 for a special meeting of stockholders in lieu of an annual meeting where it will seek approval of its proposed acquisition of First Standard Holdings Corp. ("FSHC") and approval of certain other matters. Stockholders of record as of October 2, 2002 will be eligible to vote.

The Company announced the agreement to acquire FSHC in a press release dated July 30, 2002.

The Company has filed a definitive proxy statement with the SEC, which is being sent to stockholders as of the record date. The proxy statement contains important information and should therefore be read carefully by stockholders. The proxy statement is also available at the SEC's website at "http://www.sec.gov."

For more information about the Company, please visit www.softnet.com.